Exhibit 99.1

The NFT Gaming Company, Inc. Announces Pricing of $7 Million Initial Public Offering

Roseland, NJ , Feb. 14, 2023 (GLOBE NEWSWIRE) -- The NFT Gaming Company, Inc. (“NFT Gaming” or the “Company”), a company developing a digital gaming platform and community that will offer users the ability to mint unique avatars playable in all of the games on the platform in the form of non-fungible tokens, or “NFTs,” today announced the pricing of its initial public offering of 1,686,747 shares of common stock (the “Common Stock”) at a public offering price of $4.15 per share of Common Stock, for aggregate gross proceeds of approximately $7 million, prior to deducting underwriting discounts, commissions, and other offering expenses and excluding any exercise of the underwriters’ option to purchase any additional securities as described herein. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 253,012 shares of Common at the public offering price less the underwriting discounts and commissions.

The Company has received approval to list its Common Stock and on The Nasdaq Capital Market, with its Common Stock trading under the symbol “NFTG”, with trading expected to begin on February 15, 2023, subject to final approval by Nasdaq. The offering is expected to close on or about February 17, 2023, subject to satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. and Revere Securities LLC, are acting as joint book-running managers for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1, as amended (File No. 333- 267879) (the “Registration Statement”), on February 14, 2023. The final prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus, when available, may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The NFT Gaming Company, Inc.

The NFT Gaming Company is developing a digital gaming platform that will offer our proprietary games as well as games developed and published by third parties. Our vision is to develop, design, acquire, and manage conventional digital games and to combine them with novel methods, such as the ability to create and mint unique in-game features, such as skins, characters, weapons, gear, in the form of non-fungible tokens, or “NFTs,” that will allow users to have unique experiences and more control over in-game assets. We plan to initially launch our own proprietary games that are simple and fun to play, and that offer gamers the ability to mint their own affordable NFTs within the platform, with unique and exclusive features, that can be utilized across the network of games and platform that we plan to build.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Risk Factors section of the Company’s Registration Statement and preliminary prospectus for the offering filed with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

The NFT Gaming Company, Inc. Company Contact

Investor Relations

E:ir@nftgco.com
T: 1-888-319-2499